UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14C

               Information Statement Pursuant to Section 14 (c) of the Securities Exchange Act of 1934 (Amendment No. ______)

Check the appropriate Box:
  [ ]   Preliminary Information Statement
  [ ] Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
  [X]   Definitive Information Statement

                        MILLENNIUM ELECTRONICS, INC.
               (Name of Registrant As Specified In Its Charter

Payment of Filing Fee (Check the appropriate box):
   [X[     No fee required
   [ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-1:
(1)   Title of each class of securities to which transaction applies: NA
(2)   Aggregate number of securities to which transaction applies: NA
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):NA
(4)   Proposed maximum aggregate value of transaction: NA
(5)   Total Fee Paid: NA
      []   Fee paid previously with preliminary materials
      [] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting
           fee  was  paid   previously.   Identify  the  previously   filing  by
           registration statement number, or the Form or Schedule and the date of its filing.
(1).  Amount Previously Paid: $0
(2).  Form, Schedule or Registration Statement No.  NA
(3).  Filing Party: NA
(4).  Date Filed:


       Contact Person: A. O. Headman, Jr., ESQ, Cohne Rappaport & Segal
  525 East 100 South 5th Floor, Salt Lake City, UT 84102; Tel: 801-532-2666,
                              Fax: 801-355-1813

                         MILLENNIUM ELECTRONICS, INC.
                              35 North 100 East
                             Heber City, UT 84032

         NOTICE OF ACTION TO BE TAKEN WITHOUT A STOCKHOLDERS' MEETING
------------------------------------------------------------------------------

TO OUR STOCKHOLDERS:

     Notice is hereby given that Millennium Electronics, Inc. plans to take certain corporate actions pursuant to the written consent of our Board of Directors and the holders of a majority of our outstanding voting securities ("Majority Stockholders"). The actions we plan to take are as follows:

     (1) We plan to change our name to Speaking Roses International, Inc. ("Name Change");

     (2) We plan to change our domicile from the State of Nevada to the State of Utah through a reincorporation merger ("Reincorporation Merger");

     (3) We plan to increase (i) the number of shares of common stock which we are authorized to issue from 25,000,000 to 70,000,000; and (ii) the number of shares of preferred stock which we are authorized to issue from 5,000,000 to 30,000,000 ("Increased Capital"); and

     (4) We plan to complete a 16.859-for-1 reverse split of our issued and outstanding common stock ("Reverse Split").

     On October 30, 2003, our Board of Directors unanimously approved the Name Change proposal, the Reincorporation Merger proposal, the Increased Capital proposal and the Reverse Split proposal. The Majority Stockholders have consented in writing to each of the proposals.

     We anticipate that the Name Change, the Increased Capital and the Reverse Split proposals will be effected in connection with the Reincorporation Merger. If for any reason the Reincorporation Merger is not completed, the Name Change, Increased Capital and the Reverse Split proposals will be effected through an amendment to our Articles of Incorporation.

     The Board of Directors has fixed the close of business on December 1, 2003, as the Record Date for determining the stockholders entitled to notice of the foregoing.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE.

December 23, 2003

                                            By Order of the Board of Directors

                         MILLENNIUM ELECTRONICS, INC.
                              35 North 100 East
                             Heber City, UT 84032

                            INFORMATION STATEMENT
                              December 23, 2003

          This Information Statement is being provided to you by the
              Board of Directors of Millennium Electronics, Inc.
                            _____________________

     This Information Statement and the Notice of Action Taken Without a Stockholders' Meeting (jointly, the "Information Statement") is furnished by the Board of Directors of Millennium Electronics, Inc. (the "Company" or "Millennium"), a Nevada corporation, to the holders of the Company's (i) common stock; (ii) Series B Preferred Stock and (iii) Series C Preferred Stock at
December 1, 2003 (the "Record Date") to provide information with respect to action taken by the written consent of the Majority Stockholders. The Majority Stockholders approved the following proposals ("Proposals") by written consent:

     o    A Proposal to change our name to Speaking Roses International, Inc.;

     o A Proposal to change our domicile from the State of Nevada to the State of Utah through a Reincorporation Merger.

     o A Proposal to increase the number of shares of common stock which we are authorized to issue from 25,000,000 to 70,000,000 and to increase the number of shares of preferred stock which we are authorized to issued from 5,000,000 to 30,000,000.

     o A Proposal to effect a 16.859-for-1 reverse split of our issued and outstanding common stock ("Reverse Split").

     The Board of Directors decided to obtain written consent of the Majority Stockholders in order to avoid the costs and management time required to hold a special meeting of stockholders. All required corporate approvals of the above referenced proposals have been obtained, subject to furnishing this notice and 20 days elapsing from the date of this notice. This Information Statement is furnished solely for the purpose of informing stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended.

                      WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

            INTEREST OF CERTAIN PERSONS IN FAVOR OF OR OPPOSITION
                            TO MATTERS ACTED UPON

     The Company is not aware of any interest that would be substantially affected through the adoption of the Proposals whether adversely or otherwise.

                              VOTING SECURITIES

     As of the Record Date, the Company's authorized capitalization consisted of 25,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. Our Board of Directors has previously designated a Series B and a Series C of our preferred stock. At December 1, 2003, there were 5,876,131 shares of common stock outstanding, 30,500 shares of Series B Preferred Stock outstanding, and 100,000 shares of Series C Preferred Stock outstanding.

     Each share of common stock entitles its holder to one vote on each matter submitted to the common stockholders for a vote. For each matter submitted to the common stockholders for a vote, the holders of Series B Preferred Stock shall have, in addition to any voting rights provided by law, the right to 200 votes for each share of Series B Preferred Stock owned. For each matter submitted to the common stockholders for a vote, the holders of Series C Preferred Stock shall have, in addition to any voting rights provided by law, the right to 50 votes for each share of Series C Preferred Stock owned. As of the Record Date, the total number of votes attributed to the outstanding shares of common stock, Series B Preferred Stock and Series C Preferred Stock was 16,976,131, calculated as follows:

                                           Number
        Class                              Issued                 Votes

Common Stock                            5,876,131               5,876,131
Series B Preferred Stock                   30,500               6,100,000
Series C Preferred Stock                  100,000               5,000,000
                                                               ----------
        Total Votes                                            16,976,131

     We  have  obtained  the  written  consent  of  the  Majority   Stockholders
representing 11,129,830 votes on each of the Proposals.

                                  BACKGROUND

     We are currently an inactive company. We terminated our previous operations in 1999. Since the termination of our previous operations, our business plan has been to attempt to commence business operations by acquiring an operating company. We have entered into an agreement to acquire the assets, liabilities and operations (the "Acquisition") of Speaking Roses, LLC, an Idaho limited liability company ("Speaking Roses"). Speaking Roses is engaged in the business of licensing a technology used to emboss floral products with logos, personal messages and other graphics.

     In October 2003, we entered into a Letter of Intent, and intend to enter into a definitive Contribution Agreement ("Contribution Agreement"), with Speaking Roses relating to the Acquisition transaction. We have agreed, subject to certain conditions, to acquire all of assets, and assume all of the liabilities, of Speaking Roses. We will issue 20,551,204 shares of our common stock (calculated after the Reverse Split) to Speaking Roses in the Acquisition. If the Acquisition is completed, we intend to operate the embossing business of Speaking Roses as our primary business. In order to complete the Acquisition, we must adopt and effect all of the Proposals. As a condition to the closing of the Acquisition, we must also raise a minimum of $400,000 and a maximum of $4,000,000 from the sale of our common stock in a non-public offering. Such shares will be offered at a price of $1.00 per share, calculated after the Reverse Split.


                             NAME CHANGE PROPOSAL

General

     Pursuant to our agreement with Speaking Roses, our Board of Directors has unanimously approved a Proposal to change our name to "Speaking Roses International, Inc." Our Board of Directors has proposed that the Name Change be effected through the Reincorporation Merger described below. If for any reason the Reincorporation Merger is not completed, the Board has proposed that the Name Change Proposal be effected by amending our Articles of Incorporation. Our Board of Directors has recommended to our Majority Stockholders that they vote in favor of the Name Change Proposal.

Consent Required

     Approval of the Name Change Proposal, either through the Reincorporation Merger or through an amendment to our Articles of Incorporation, requires the consent of the holders of a majority of our outstanding voting shares. The Majority Stockholders, who beneficially own shares representing approximately 65.6% of the votes that could be cast by the holders of our outstanding voting shares as of the Record Date, have given their written consent to the Name Change proposal, and accordingly, the requisite stockholder approval of this Proposal has been obtained.

Reasons for Name Change

     As a result of the Acquisition, we will conduct the business that is currently conducted by Speaking Roses. This business, and the products sold by Speaking Roses, is closely identified with the name Speaking Roses.

                           REINCORPORATION PROPOSAL

General

     Pursuant to our agreement with Speaking Roses, our Board of Directors has unanimously approved a Proposal to change our state of incorporation from the State of Nevada to the State of Utah, and has unanimously adopted a resolution approving the Reincorporation Merger. Our Board of Directors recommended to our Majority Stockholders that they vote in favor of the Reincorporation Proposal.

Consent Required

     Approval of the Reincorporation Proposal required the consent of the holders of a majority of the outstanding voting shares. The Majority Stockholders, who beneficially own shares representing approximately 65.6% of the votes that could be cast by the holders of our outstanding voting shares as of the Record Date, have given their written consent to the Reincorporation Proposal and accordingly, the requisite stockholder approval of this Proposal has been obtained.

The Reincorporation Procedure

     Our reincorporation in the State of Utah will be effected by merging the Company into Speaking Roses International, Inc. ("SRI"). SRI is a Utah corporation which was formed for the purpose of effecting the reincorporation and which will be a wholly-owned subsidiary of the Company at the time the reincorporation. Upon completion of the reincorporation, we will be a Utah corporation.

     We plan to effect the Reverse Split through the Reincorporation Merger, and therefore each 16.859 outstanding shares of common stock owned by a stockholder will be converted automatically into one share of SRI common stock at the effective date of the Reincorporation Merger.

     The discussion set forth below is qualified in its entirety by reference to the Reincorporation Merger Agreement, the Articles of Incorporation and the Bylaws of SRI, copies of which are attached hereto as Exhibits A, B and C, respectively.

Principal Reason for the Reincorporation

     Speaking Roses' corporate headquarters are located in the State of Utah and our agreement with Speaking Roses requires that we change our state of incorporation from the State of Nevada to the State of Utah.

Rights of Stockholders to Dissent

     As an owner of Millennium common stock, you have the right to dissent from the Reincorporation Merger and obtain cash payment for the "fair value" of your shares, as determined in accordance with the Nevada Revised Statutes ("NRS"). By consenting to the Reincorporation Merger, the Majority Stockholders have waived their right to dissent under the NRS. Set forth below is a description of the steps you must take if you wish to exercise dissenters' rights with respect to the Reincorporation Merger under NRS Sections 92A.300 to 92A.500, the Nevada dissenters' rights statutes. The text of these statutes is set forth in Exhibit
D. This description is not intended to be complete. If you are considering exercising your dissenters' rights, you should review NRS Sections 92A.300 to 92A.500 carefully, particularly the steps required to perfect dissenters' rights.

FAILURE TO TAKE ANY ONE OF THE REQUIRED STEPS MAY RESULT IN TERMINATION OF YOUR DISSENTERS' RIGHTS UNDER NEVADA LAW. IF YOU ARE CONSIDERING DISSENTING, YOU SHOULD CONSULT WITH YOUR OWN LEGAL ADVISOR.

     To exercise your right to dissent, you must:

     o before the effective date of the Reincorporation Merger, deliver written notice to us at 35 North 100 East, Heber City, UT 84032, Attn:
          Douglas P. Morris, stating that you intend to demand payment for your shares if the Reincorporation Merger is completed; and

     o    not vote your shares in favor of the Reincorporation Merger.

     If you satisfy those conditions, we will send you a written dissenter's notice within 10 days after the Reincorporation Merger is effective. This dissenter's notice will:

     o specify where you should send your payment demand and where and when you must deposit your stock certificates, if any;

     o supply a form of payment demand that includes the date the Reincorporation Merger was first publicly announced and the date by which you must have acquired beneficial ownership of your shares in order to dissent;

     o set a date by when we must receive the payment demand, which may not be less than 30 or more than 60 days after the date the dissenters' notice is delivered; and

     o    provide you a copy of Nevada's dissenters' rights statute.

     After you have received a dissenter's notice, if you still wish to exercise your dissenters' rights, you must:

     o demand payment either through the delivery of the payment demand form to be provided or other comparable means;

     o certify whether you have acquired beneficial ownership of the shares before the date set forth in the dissenter's notice; and

     o deposit your certificates, if any, in accordance with the terms of the dissenter's notice.

FAILURE TO DEMAND PAYMENT IN THE PROPER FORM OR WITHIN THE TIME PERIOD DESCRIBED ABOVE, OR FAILIURE TO DEPOSIT YOUR CERTIFICATES AS DESCRIBED IN THE DISSENTER'S NOTICE WILL TERMINATE YOUR RIGHT TO RECEIVE PAYMENT FOR YOUR SHARES PURSUANT TO NEVADA'S DISSENTERS' RIGHTS STATUTE. YOUR RIGHTS AS A STOCKHOLDER WILL CONTINUE UNTIL THOSE RIGHTS ARE CANCELED OR MODIFIED BY THE COMPLETION OF THE REINCORPORATION MERGER.

     Within 30 days after receiving your properly executed payment demand, we will pay you what we determine to be the fair value of your shares, plus accrued interest (computed from the effective date of the merger until the date of payment). The payment will be accompanied by:

     o our balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements, if any;

     o an explanation of how we estimated the fair value of the shares and how the interest was calculated;

     o information regarding your right to challenge the estimated fair value; and

     o    a copy of Nevada's dissenters' rights statute.

     We may elect to withhold payment from you if you became the beneficial owner of the shares on or after the date set forth in the dissenter's notice. If we withhold payment, after the consummation of the Reincorporation Merger, we will estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to you in full satisfaction of your demand. The offer will contain a statement of our estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights to demand payment under NRS Section 92A.480.

     If you believe that the amount we pay in exchange for your dissenting shares is less than the fair value of your shares or that the interest is not correctly determined, you can demand payment of the difference between your estimate and ours. You must make such demand within 30 days after we have made or offered payment; otherwise, your right to challenge our calculation of fair value terminates.

     If there is still disagreement about the fair market value within 60 days after we receive your demand, we will petition the District Court of Clark
County, Nevada to determine the fair value of the shares and the accrued interest. If we do not commence such legal action within the 60-day period, we will have to pay the amount demanded for all unsettled demands. All dissenters whose demands remain unsettled will be made parties to the proceeding, and are entitled to a judgment for either:

     o the amount of the fair value of the shares, plus interest, in excess of the amount we paid; or

     o the fair value, plus accrued interest, of the after-acquired shares for which we withheld payment.

     We will pay the costs and expenses of the court proceeding, unless the court finds the dissenters acted arbitrarily, vexatiously or in bad faith, in which case the costs will be equitably distributed. Attorney fees will be divided as the court considers equitable.

     Failure to follow the steps required by NRS Sections 92A.400 through 92A.480 for perfecting dissenters' rights may result in the loss of such rights. If dissenters' rights are not perfected, you will be entitled to receive the consideration receivable with respect to such shares in accordance with the merger agreement. In view of the complexity of the provisions of Nevada's dissenters' rights statute, if you are considering objecting to the merger you should consult your own legal advisor.

Market for Common Stock

     Currently, there is no active market for our common stock As of December 1, 2003, there were approximately 269 record holders of our common stock.

Anticipated Dividend Policy

     The Reincorporation is not expected to affect our dividend policy. We have never paid a cash dividend on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. As of September 30, 2003, the total accrued and unpaid dividends on our Series C Preferred Stock amounted to $67,500. We anticipate that total accrued and unpaid dividends will be $74,250 as of December 31, 2003. The accrued dividends on our Series C Preferred Stock are payable in shares of common stock at a price of $.04 per share.

     The payment of cash dividends, if any, will be made only from assets legally available for that purpose, and will depend on our financial condition, results of operations, current and anticipated capital requirements, restrictions under then existing debt instruments and other factors deemed relevant by the board of directors. Holders of SRI common stock will be entitled

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

to receive dividends when, as and if declared by the Board of Directors of SRI out of funds legally available therefore.

Resales of SRI Stock

     The extent to which shares of SRI common stock that are issued to stockholders of the Company in connection with the Reincorporation Merger will be freely transferable by those stockholders will be determined by the extent to which shares of the Company's common stock are currently freely tradable by the stockholders. If a stockholder's shares of the Company's common stock are freely tradable, the shares of SRI stock issued in the Reincorporation Merger to such stockholder will be freely tradable. If a stockholder's shares of the Company's common stock are restricted or are deemed to be control shares owned by an "affiliate" of the Company, the shares of SRI common stock issued in the Reincorporation Merger to such stockholder will be restricted or will be deemed to be control shares of SRI common stock.

     Restricted shares may eventually become tradable in market transactions under Rule 144 promulgated under the Securities Act of 1933, as amended. Under Rule 144, a holder of restricted common stock who complies with the conditions of Rule 144 (including those that require the holder's sales to be aggregated with sales by certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of SRI common stock, and
(ii) the average weekly trading volume in such shares during the preceding four calendar weeks. The ability to resell shares of SRI common stock received in the reincorporation under Rule 144 will be subject to SRI having satisfied its reporting requirements under the Securities Exchange Act of 1934, as amended, for specified periods prior to the time of sale. For purposes of calculating a stockholder's holding period of restricted shares under Rule 144, the date of acquisition of shares of SRI common stock will be the same date on which the Company's common stock was acquired.

Anticipated Effective Date

     Inasmuch as the Board of Directors and the Majority Stockholders have approved the Reincorporation Proposal, no further corporate action is required in order for the Reincorporation Merger to be completed except for the filing of Articles of Merger with the States of Utah and Nevada. However, we must satisfy all of the closing conditions of the Acquisition before we file such Articles of Merger. The Reincorporation Merger will become effective upon the filing of Articles of Merger in the States of Nevada and Utah, which we anticipate will occur in January 2003.

Accounting for the Transaction

     Upon consummation of the Reincorporation Merger, the historical financial statements of the Company will become the historical financial statements of SRI. Total stockholders' equity will be unchanged as a result of the reincorporation but will be changed as a result of the closing of the Acquisition.

Anti-Takeover Implications

     The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the board of directors or take significant action that affects the Company. Nevada and Utah corporate law permit the establishment of a staggered board of directors, but the Company has not done so.

     Both Nevada and Utah corporate law permit a corporation to adopt such measures as stockholder rights plans, designed to reduce a corporation's vulnerability to unsolicited takeover attempts. There is no current intention to adopt such provisions which might deter an unsolicited takeover attempt; however, in the discharge of its fiduciary obligations to the stockholders, the Board of Directors will continue to evaluate the Company's vulnerability to potential unsolicited bids to acquire the Company on unfavorable terms and to consider strategies to enhance the board of directors' ability to negotiate with an unsolicited bidder.

Comparison Between the Company's Articles of Incorporation and Bylaws and the SRI Articles of Incorporation and Bylaws.

     The following summary compares the Company's Articles of Incorporation and Bylaws with SRI's Articles of Incorporation and Bylaws. This is merely a summary, does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws, which are available from the Company, and SRI Articles of Incorporation and Bylaws which are attached hereto as exhibits.

     Common Stock. The Company's Articles of Incorporation provide that there are 25,000,000 shares of $.001 par value common stock authorized. The SRI Articles of Incorporation provide that there are 70,000,000 shares of $.001 par value common stock authorized.

     Preferred Stock. The Company's Articles of Incorporation provide that there are 5,000,000 shares of $.001 par value preferred stock authorized. The SRI Articles of Incorporation provide that there are 30,000,000 shares of $.001 par value preferred stock authorized. Both the Company's Articles of Incorporation and SRI Articles of Incorporation provide that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued preferred stock. The Company's Board of Directors has designated a Series B and Series C preferred stock which, as a condition to the closing of the Acquisition, will be converted into common stock. No shares of SRI's preferred stock have been issued nor designated as a series of preferred stock. Although it has no current intention of doing so, the Board of Directors, without stockholder approval, could authorize the issuance of preferred stock upon terms which could have the effect of delaying or preventing a change in control of the Company or SRI, or modifying the rights of holders of the common stock under either Utah or Nevada law. The Board of Directors could also utilize such shares for further financing, possible acquisitions and other uses.

     Size of the Board of Directors. The Company's Articles of Incorporation does not make reference to the number of directors. The Company's bylaws provides for not less than one and not more than ten directors and further provides that the Board of Directors may increase or decrease the number of directors within that range. The Articles of Incorporation of SRI provides for not less than three directors and also provides that the number of directors shall be set in the bylaws of SRI. The SRI bylaws provide that there shall be a minimum of three directors and a maximum of five directors. The SRI bylaws authorizes the board of directors to amend, alter or repeal the bylaws. Following the reincorporation, the Board of Directors could amend the bylaws to change the size of the board of directors without further stockholder approval.

     Power to Call Special Stockholders' Meetings. Under the NRS, unless otherwise provided in the bylaws, special meetings of stockholders are to be called by the entire board of directors, any two directors, or the president of the Company The Company's bylaws provide that special meetings of stockholders shall be called by the chairman of the board, if any, or the president. The Company's bylaws also provide that the chairman must call a special meeting of stockholders at the written request of not less than a majority of the voting power of any class of the Company's stock entitled to vote. Under the Utah Revised Business Corporation Act ("URBCA"), a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the Articles of Incorporation or the bylaws and shall be called if the holders of 10% or more all of the votes to be cast on any issued proposed make a written demand for a special meeting to be held. The bylaws of SRI provide that a special meeting may be called by the president or the board of directors and shall be called by the president if the holders of 10% or more all of the votes to be cast on any issued proposed make a written demand for a special meeting to be held

     Limitations on Personal Liability of Directors; Indemnification. The Articles of Incorporation of the Company and the Articles of Incorporation of SRI each contains a provision eliminating the personal liability of the directors for money damages except under certain circumstances. The Company's Articles of Incorporation contain no provision relating to indemnification but our bylaws do require or permit indemnification of officers, directors and others subject to certain conditions. Both the Articles of Incorporation and bylaws of SRI contain provisions for indemnification of officers, directors, employees and agents of SRI from damages arising from their services to SRI. These provisions are subject to the limitations imposed by the NRS and the URBCA, which are substantially similar to each other.

Comparison of Stockholder Rights under Nevada and Utah Law

     Although Utah corporation laws and Nevada corporation laws are similar in many respects, they do differ in some respects. This Information Statement does not set forth all of the differences, but certain of those differences, which

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

may affect the rights of the stockholders, are described below. If the reincorporation is completed, Company common stockholders will become holders of SRI common stock, and the rights of the Company's stockholders as holders of SRI common stock will be governed by SRI's Articles of Incorporation, bylaws, and the URBCA. These stockholders' rights will differ in several respects from the rights held under Company's Articles of Incorporation, bylaws and the NRS.

     The following comparison summarizes certain differences between the rights of Company stockholders and the rights of SRI's stockholders under Nevada and Utah law. This summary is not a complete statement of the differences between the Nevada and Utah law.

Amendment to Articles of Incorporation.

     Nevada  and  Utah  Law.   Under   Nevada  and  Utah  law  the  Articles  of
Incorporation may be amended by the affirmative vote of the holders of a majority of the voting rights of all classes of stock entitled to vote.

Removal of Directors

     Nevada Law. Under Nevada law, directors may be removed from office by a two-thirds stockholder vote, or if provided for in the articles of incorporation, by the vote of a larger percentage of shares. However, if a corporation's articles of incorporation provide for cumulative voting to elect directors, such directors may not be removed other than by a vote or a sufficient number of shares to have prevented their election in the first instance. The Company's Articles of Incorporation provide that there is no cumulative voting in the election of directors.

     Utah Law. Under Utah law, directors may be removed from office by a majority stockholder vote. However, if a corporation's articles of incorporation provide for cumulative voting to elect directors, such directors may not be removed other than by a vote or a sufficient number of shares to have prevented their election in the first instance. SRI's Articles of Incorporation do not provide for cumulative voting in the election of directors.

Authority Of Directors.

     Both the NRS and the URBCA give directors broad authority in managing the affairs of a corporation.

Limitation of Personal Liability of Directors and Officers

     Nevada Law. In accordance with Nevada law, our Articles of Incorporation provide that none of our directors or officers shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as an officer or director. However, this provision excludes any limitation on liability for:

     o acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or

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

     o    the payment of distributions in violation of Nevada law.

     Utah Law. In accordance with Utah law, SRI's Articles of Incorporation provide that none of our directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as an officer or director. However, this provision excludes any limitation on liability for:

     o the amount of a financial benefit received by a director to which he is not entitled;

     o    an  intentional   infliction  of  harm  on  the   corporation  or  the
          shareholders;

     o    the payment of distributions in violation of Utah law; or

     o    an intentional violation of criminal law.

Dividends

     Nevada and Utah Law. Under Nevada law and Utah law, the board of directors may make distributions to stockholders, unless otherwise provided in the articles of incorporation. However, no distribution may be made if it would cause:

     o    the corporation to be unable to pay its debts as they become due; or

     o except as otherwise specifically allowed by the articles of incorporation, the corporation's assets to be less than the sum of its liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential stockholders whose rights are superior to those receiving the distribution.

Appraisal Rights

     Nevada Law. Nevada law provides that stockholders have the right to dissent and instead demand payment of the fair cash value of their shares in the event of:

     o a merger, if approval by the stockholders is required or if the Nevada corporation is a subsidiary and is merged with its parent,

     o plan of exchange in which the Nevada corporation's securities will be acquired, or

     o any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a board resolution provides for dissenters' rights.

     Unless  a  corporation's   articles  of  incorporation  provide  otherwise,
dissenters do not have rights of appraisal with respect to a merger or consolidation by a corporation, if the shares of the corporation are either:

     o    listed on a national securities exchange,

     o designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

     o    held by at least 2,000 stockholders of record,

However, this exception does not apply if the stockholders receive in exchange for their shares anything other than cash, shares, or cash and shares. In each case, the shares must be of the surviving corporation or of another corporation that is publicly listed or held by more than 2,000 stockholders.

     Utah Law. Utah law provides that stockholders have the right to dissent and instead demand payment of the fair cash value of their shares in the event of:

     o a merger, if approval by the stockholders is required or if the Utah corporation is a subsidiary and is merged with its parent,

     o plan of exchange in which the Utah corporation's securities will be acquired,

     o any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a board resolution provides for dissenters' rights;

     o consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Utah law but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

     o consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Utah law.

     Unless  a  corporation's   articles  of  incorporation  or  bylaws  provide
otherwise, dissenters do not have rights of appraisal with respect to a merger or consolidation by a corporation, if the shares of the corporation are either:

     o    listed on a national securities exchange,

     o    designated as a National Market System NASDAQ, or

     o    held by at least 2,000 stockholders of record,

However, this exception does not apply if the stockholders receive in exchange for their shares anything other than cash, shares, or cash and shares. In each case, the shares must be of the surviving corporation or of another corporation that is publicly listed or held by more than 2,000 stockholders.

Anti-Takeover Provisions (Business Combinations)

     Both the Nevada Law and the Utah Law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder.

     Nevada Law. Nevada law prohibits certain business combinations between a corporation and an "interested stockholder" (one beneficially holding, directly or indirectly, at least 10% of the outstanding voting stock) for three years after such person became an interested stockholder. Nevada law will permit, however, business combinations that meet all requirements of the corporation's articles of incorporation and either:

     o are approved by the board of directors before the interested stockholder became an interested stockholder (or as to which the purchase of shares made by the interested stockholder had been approved by the board of directors before the date of purchase),

     o are approved by the affirmative vote of the holders of stock representing a majority of the voting stock (excluding voting stock of the interested stockholder and its affiliates and associates) at a meeting called for such purpose no earlier than three years after the interested stockholder became an interested stockholder, or

     o the form and amount of consideration to be received by stockholders (excluding the interested stockholder) of the corporation satisfies certain tests and, with limited exceptions, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation after becoming an interested stockholder and before the business combination is consummated.

A corporation may expressly exclude itself from application of the foregoing business combination provisions of Nevada law, but we have not done so.

     Utah Law. Section 61-6-1 et seq. of the Utah Code Annotated (the "Utah Control Shares Acquisitions Act" or "UCSAA") provides that "control shares" of an "issuing public corporation" acquired in a "control share acquisition" shall have the same rights as they had before such acquisition only to the extent granted by resolution of the stockholders of the corporation. The UCSAA defines "control shares" as issued and outstanding shares that, when combined with all other voting shares held by the stockholder, would entitle the holder to vote in the election of directors within any of the following ranges of voting power:
(i) 1/5 or more but less than 1/3 of all voting power; (ii) 1/3 or more but less than a majority of all voting power; or (iii) a majority or more of all voting power. An "issuing public corporation" is defined as a Utah corporation with (i) 100 or more stockholders; (ii) its principal place of business, its principal office, or substantial assets within the state; and (iii) (a) more than 10% of its stockholders resident in Utah; (b) more than 10% of its shares owned by Utah residents; or (c) 10,000 stockholders resident in the state. A Utah corporation's articles of incorporation or bylaws may exempt the corporation's

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

shares from the UCSAA, as long as such exemption is adopted before the control share acquisition in question. SRI's bylaws exempt SRI from the UCSAA.

Inspection Rights

     Nevada Law. Under Nevada law, any stockholder who owns at least 15% of the outstanding shares of the corporation's capital stock or has been authorized in writing by the holders of at least 15% of all its issued and outstanding shares may inspect, copy and audit the books of account and all financial records of the corporation. These rights may be denied if such inspection, copies or audit is desired for any purpose not related to the stockholder's interest in the corporation as a stockholder.

     Utah Law. Under Utah Law, any stockholder has the right to inspect and copy a Utah corporation's Articles of Incorporation, bylaws, annual report, list of management, shareholder correspondence sent during the last three years and financial statements for the last three years. A stockholder also has the right to inspect and copy certain additional books and records of the corporation if the demand for such inspection is made in good faith for a proper purpose.

Derivative Suits

     Under both the Nevada Law and the Utah Law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or the stockholder acquired the stock thereafter by operation of law.

Change of Domicile and Legal Consequences.

     The Company intends to execute a plan of merger (the "Reincorporation Merger Agreement") whereby the Company will merge with and into SRI.

     Merger and Surviving Corporation. The Company will merge with and into SRI; SRI will be the surviving corporation; and the separate existence of the Company shall cease. The Articles of Incorporation of SRI shall continue to be the Articles of Incorporation of the surviving corporation; and the bylaws of SRI shall become the bylaws of the surviving corporation.

     Share Conversion. The Reverse Split shall be effected in connection with the Reincorporation Merger and therefore, each 16.859 shares of common stock of the Company shall, upon the effective date of the Reincorporation Merger, be converted into one share of common stock of SRI (the "SRI Shares").

     Survivor's Succession to Corporate Rights. The surviving corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all of the restrictions, disabilities and duties of the Company; and all rights, privileges, powers and franchises of the Company, and all property, real, personal and mixed, and all debts due to the Company on whatever account, as well as for stock subscriptions as all other things in action or belonging to the Company shall be vested in the surviving corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the Company, and the title to any real estate vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of the merger; but all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, the surviving corporation shall be responsible and liable to dissenting stockholders who are accorded and who preserve rights of appraisal as required by the UBRCA; and any action or proceeding whether civil, criminal or administrative, pending by or against the Company shall be prosecuted as if the Reincorporation Merger Agreement had not taken place, or the surviving corporation may be substituted in such action or proceeding.

     Survivor's Succession to Corporate Acts, Plans, Contracts and Similar Rights. All corporate acts, plans, policies, contracts, approvals and authorizations of the Company, its stockholders, its Board of Directors, committees, elected or appointed by its Board of Directors, and its officers and agents, which were valid and effective immediately prior to the effective time of the merger, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the surviving corporation and shall be as effective and binding thereon as the same were with respect to the Company.

     Survivor's Rights to Assets, Liabilities, Reserves, etc. The assets, liabilities, reserves and accounts of the Company shall be recorded on the books of the surviving corporation at the amounts at which they, respectively, shall then be carried on the books of the Company, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the merger.

     Directors and Officers. The directors and officers of the Company shall become the directors and officers of the surviving corporation, subject to replacement pursuant to the terms of our agreement with Speaking Roses.

     Effective Date. The Effective Date of the Reincorporation Merger shall be the date when Articles of Merger are filed and accepted by the Secretary of State of the State Nevada and the office of the Division of Corporations of the State of Utah.

Federal Income Tax Consequences

     The following discussion summarizes the material United States federal income tax consequences of the Reincorporation Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated hereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to a stockholder in light of the stockholder's particular circumstances or to those stockholders subject to special rules, such as stockholders who are financial institutions, tax-exempt

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

organizations, insurance companies or dealers in securities, stockholders who acquired their stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or stockholders who hold their stock as part of a straddle or conversion transaction, nor does it address any consequences arising under the laws of any local, state or foreign jurisdiction. This discussion assumes that stockholders hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code. All stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the change in the Company's place of incorporation.

     The Company has not applied for a tax ruling with respect to the Reincorporation Proposal, nor have we obtained an opinion of counsel with respect to the Reincorporation Proposal. Therefore, no assurances can be given that the expected tax result will be achieved in the proposed transaction.

     The Company believes that for U.S. income tax purposes, the Reincorporation Proposal will constitute a reorganization under Section 368 of the Code and, consequently, that neither our Company nor the holders of the Company's common stock will recognize any gain or loss as a result of the Reincorporation Merger. We anticipate that for U.S. income tax purposes, each stockholder of the Company will retain the same tax basis in his or her SRI common stock as he or she had in the Company's common stock held immediately prior to the effective time of the Reincorporation Proposal, and the holding period of the SRI common stock will include the period during which such stockholder held the corresponding the Company common stock.

     Although it is not anticipated that state or local income tax consequences to stockholders will vary from the federal income tax consequences described above, holders should consult their own tax advisors as to the effect of the reorganization under state, local or foreign income tax laws. The Company believes that it will not recognize any gain, loss or income for federal income tax purposes as a result of the Reincorporation Merger, and that SRI will succeed, without adjustment, to the tax attributes of the Company.

           INCREASE IN AUTHORIZED COMMON STOCK AND PREFERRED STOCK

General

     Our Board of Directors has unanimously approved a proposal to increase the number of shares of common stock which we are authorized to issue from 25,000,000 to 70,000,000 and to increase the number of shares of preferred stock which we are authorized to issued from 5,000,000 to 30,000,000. Our Board of Directors has proposed that the Increased Capital proposal be effected through the Reincorporation Merger described above. If for any reason the Reincorporation Merger is not completed, our Board of Directors has proposed that the Increased Capital proposal be effected by amending our Articles of Incorporation. Our Board has recommended to our Majority Stockholders that they vote in favor of the Increased Capital Proposal.

Consent Required

     Approval of the Increased Capital proposal, either through the Reincorporation Merger or through an amendment to our Articles of Incorporation, requires the consent of the holders of a majority of the outstanding voting shares. The Majority Stockholders, who beneficially own shares representing approximately 65.6% of the votes that could be cast by the holders of our outstanding voting shares as of the Record Date, have given their written consent to this Increased Capital Proposal and accordingly, the requisite stockholder approval of this Proposal was obtained by the execution of the Majority Stockholders' written consent in favor of the Proposal.

Reasons for Increase in Capital

     We are contractually obligated to issue shares of common stock in connection with the Speaking Roses Acquisition transaction. Our Board of Directors also believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. Our Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, management believes that such transactions would increase the value of the Company to its stockholders.

     There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

     o The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

     o The ability to fulfill our Company's obligations by having common stock available upon the closing of the Speaking Roses Acquisition.

     o To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

     o The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have

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

          any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

     o Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Increase In Blank Check Preferred Stock

     We  intend to  increase  our  authorized  shares of  preferred  stock  from
5,000,000 shares to 30,000,000 shares. Our preferred stock is "blank check" preferred stock. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board of Directors of the Company upon issuance without further stockholder approval. The authorization of such blank check preferred stock would permit the Board of Directors to authorize and issue preferred stock from time to time in one or more series.

     Subject to the provisions of SRI's Articles of Incorporation and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders.

     The increase in the number of preferred shares authorized provides the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

     Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender

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

offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

     While the increase in the number of preferred shares authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the increase in the number of preferred shares authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

                             REVERSE STOCK SPLIT

General

     Pursuant to our agreement with Speaking Roses, our Board of Directors has unanimously approved a proposal to effect a 16.859-for-1 reverse split of our issued and outstanding shares of common stock. Our Board of Directors has proposed that the Reverse Split be effected through the Reincorporation Merger described above. If for any reason the Reincorporation Merger is not completed, the Board has proposed that the Reverse Split be effected by amending our current Articles of Incorporation. Our Board of Directors has recommended to our Majority Stockholders that they vote in favor of the Reverse Split.

Consent Required

     Approval of the Reverse Split, either through the Reincorporation Merger or through an amendment to our Articles of Incorporation, requires the consent of the holders of a majority of the outstanding voting securities. The Majority Stockholders, who beneficially own shares representing approximately 65.6% of the votes that could be cast by the holders of our outstanding voting securities as of the Record Date, have given their written consent to this Reverse Split and accordingly, the requisite stockholder approval of this Proposal was obtained by the execution of the Majority Stockholders' written consent in favor of the Proposal.

Description

     The Board approved resolutions to effect a 16.859 for 1 reverse stock split. As a result of the Reverse Split and the Reincorporation Merger, each
16.859 shares of our common stock will be converted automatically into one share of SRI common stock.

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

PLEASE NOTE THAT THE REVERSE SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ROUNDING UP OF
FRACTIONAL SHARES AND EXCEPT AS MAY OTHERWISE OCCUR AS A RESULT OF THE ACQUISITION TRANSACTION.

Purpose and Material Effects of the Reverse Stock Split

     We are required to effect the Reverse Split pursuant to our agreement with Speaking Roses. We agreed to issue Speaking Roses a sufficient number of shares of our common stock that will result in its ownership of a majority of the issued and outstanding shares of our common stock following the Acquisition.

     Assuming the conversion of our Series B and Series C Preferred Stock, and assuming the issuance of share of common stock to pay dividends which will have accrued on the Series C Preferred stock through December 31, 2003, there would be 18,832,381 pre-Reverse Split shares of common stock issued and outstanding immediately prior to the close of the Acquisition. Depending upon the number of our shares of common stock which will be issued in a non-public offering which is being conducted as a condition to the closing of the Acquisition, there would be a minimum of 373,731,000 shares and up to 439,484,000 shares of our common stock issued and outstanding following the closing of the Acquisition if the Reverse Split is not effected. We believe that this number of shares outstanding would be excessive in light of our financial position and operations. We believe that it would be difficult for an orderly trading market in our common stock to develop if this number of shares were outstanding.

     This large number of shares, and the likely resulting low stock price, could result in a lack of shareholder interest in the Company and may make it difficult to attract new investors. It would also be a factor that may prevent us from meeting the listing standards for a stock exchange or NASDAQ if were to apply for any such listing. This reduces the usefulness of the common stock for financing purposes to support our operations and as consideration for potential acquisitions.

     We cannot predict the effect of the Reverse Split upon the future market price for our common sock. The history of reverse stock splits for companies in like circumstances is varied. Matters unrelated to the market's perception of our reverse split, such as the performance of the Company after the Acquisition, will also affect the price.

     The Reverse Split will affect all of our stockholders uniformly. No shareholder's percentage ownership interests in the Company or proportionate voting power will change, because of the Reverse Split (but it will change because of the Acquisition) except to the extent any shareholder would own a whole share in lieu of a fractional share in consequence of the Reverse Split.

     The Reverse Split will not affect the par value of our common stock. When the Reverse Split becomes effective, the stated capital on our balance sheet attributable to our common stock will be reduced to 1/16.859 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The change in our capital

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

accounts will be reflected in subsequent financial statements, along with a notation of the change in outstanding shares of common stock, as a result of the Reverse Split.

     The common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act. We will remain subject to the periodic reporting requirements of the Exchange Act and continue to file reports with the Commission.

 Fractional Shares

     We will not issue fractional certificates for post-Reverse Split shares in connection with the Reverse Split. Instead, one additional whole share of common stock will be issued for each fractional share resulting from the Reverse Split.

Federal Income Tax Consequences of the Reverse Split

     The next paragraph is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. The summary does not cover any state, local, foreign or minimum income or other tax consequences. Nor does it address the tax consequences to holders such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities, which are subject to special tax rules. The summary is based on the United States federal income tax law as of the date of this Information. Tax law is subject to change retroactively and prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Code (generally, property held for investment). We urge each stockholder to consult with a tax advisor as to the consequences of the Reverse Split.

     No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the Reverse Split.

     Our beliefs as to the tax consequence of the Reverse Split do not bind the Internal Revenue Service or the courts.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

     The following table sets forth certain information regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. The information presented assumes the conversion of all shares of Series B and Series C Convertible stock into common

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

stock as of December 1, 2003, but does not give effect to the Acquisition or to the issuance of shares of common stock to pay accrued dividends on our Series C Preferred Stock:

                                    Common               Fully
Shareholder                         Stock    Percentage  Diluted (1)  Percentage
-----------                       ---------  ----------  -----------  ----------
Douglas P. Morris (2)(3)             29,830     .04%      1,029,830     6.191%
Mark A. Scharmann (2)(4)               -0-       -0-      1,000,000     6.06%
Dan O. Price (2)                       -0-       -0-         -0-         -0-
Troy Barnes (5)                     770,000   14.32%        770,000     4.67%
Bradley and Donna Barnes            658,286   12.24%        658,286     3.99%
Daniel Glick                        269,434    5.00%        269,434     1.63%
Northcliffe Consulting (6)             -0-       -0-      1,000,000     6.06%

All officers and directors as a
group (3 persons)                    29,830     .04%      2,018,830    12.25%

TOTAL                             5,876,131     100%     16,476,131      100%

     (1) Includes common stock, and assumes conversion of Series B and Series C Preferred Stock into common stock.

     (2) These are the officers and directors of the Company.

     (3) The number of shares issued and the percentage ownership attributed to Mr. Morris include (i) 29,830 shares of common stock owned of record by H&M Investment, Inc., an affiliate of Mr. Morris; and (ii) 1,000,000 shares of common stock which will be issued upon the conversion of 5,000 shares of Series B Preferred Stock owned by Ensign Resources, an affiliate of Mr. Morris. Mr. Morris does not disclaim beneficial ownership of the shares held by these entities.

     (4) The numbers of shares issued and the percentage ownership represents 1,000,000 shares of common stock which will be issue upon the conversion of 5,000 shares of Series B Preferred Stock owned by Mr. Scharmann.

     (5) The numbers of shares issued and the percentage ownership represents 1,000,000 shares of common stock which will be issue upon the conversion of 5,000 shares of Series B Preferred Stock owned by Northcliffe Consulting.

                        EXCHANGE OF STOCK CERTIFICATES

     No action need be taken by the Company's stockholders to exchange their stock certificates as a result of the Reincorporation Merger, Name Change and Reverse Split. Certificates for shares of the Company's common stock will automatically represent the post Reverse Split number of shares of SRI common stock. However, as soon as possible after Reincorporation Merger is effective,

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

holders  of the  Company's  common  stock  will be  notified  and  requested  to
surrender  their  present  common  stock   certificates   for  new  certificates
representing shares of SRI common stock.

     Interwest Transfer Company, the transfer agent, will represent us as exchange agent ("Exchange Agent") in connection with the Reverse Split and Reincorporation Merger. The holders of the common stock will be notified that the Reverse Split and Reincorporation Merger has been effected and may surrender to the Exchange Agent any certificate(s) representing outstanding shares of common stock in exchange for new certificate(s) representing the reduced number of shares of common stock, rounded up for fractional shares (see below), that will result from the Reverse Split and Reincorporation Merger.

     The Exchange Agent will be not issued new certificates until stockholders have first surrendered their outstanding certificate(s) together with the properly completed and executed transmittal letter to the Exchange Agent. Until surrender, each certificate representing shares before the Reincorporation Merger and Reverse Split will continue to be valid and would represent the requisite number of shares after the Reincorporation Merger and Reverse Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal. On the effective date of the Reincorporation Merger and Reverse Split, each certificate representing shares of common stock will be deemed for all purposes to represent the reduced number of shares of common stock that will result from the Reverse Split, whether or not the certificate representing outstanding common stock are surrendered for exchange.

                     ADDITIONAL AND AVAILABLE INFORMATION

     The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company's filings are also available to the public on the SEC's website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                     STATEMENT OF ADDITIONAL INFORMATION

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 and Quarterly Reports on Form 10-QSB's, for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, have been incorporated herein by this reference.

     The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference

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

herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         COMPANY CONTACT INFORMATION

     All inquiries regarding the Company should be addressed to the Company's principal executive offices:

                         Millennium Electronics, Inc.
                              35 North 100 East
                             Heber City, UT 84032
                              (801) 435-6543775

                                         By order of the Board of Directors:

                                         /s/ Douglas P. Morris
                                         President and Chief Executive Officer
Exhibits

Exhibit "A"  - Articles of Incorporation
Exhibit "B"  - Bylaws
Exhibit "C"  - Agreement and Plan of Merger
Exhibit "D"  - Nevada Dissenters' Rights


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